EXHIBIT 10.1
AMENDMENT TO EMPLOYMENT AGREEMENT
(Lynn S. Schweinfurth)
This Amendment to Employment Agreement (this “Amendment”) is effective as of June 11, 2019, by and between RED ROBIN GOURMET BURGERS, INC., a Delaware corporation (the “Company”) and Lynn S. Schweinfurth (“Executive”). Reference is made to that certain Employment Agreement by and between the Company and Executive made as of the 31st day of December, 2018 (hereinafter referred to as the “Employment Agreement”). All capitalized terms not defined herein shall have the meaning assigned to such terms in the Employment Agreement. The Company and Executive are referred to in this Amendment collectively as the “Parties.”
WHEREAS, the Parties desire to amend certain terms of the Employment Agreement as set forth below.
NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements herein contained and intending to be legally bound hereby, the Parties hereby agree as follows:

1.	Amendment to Section 3. Section 3(e)(v) of the Employment Agreement regarding Moving and Relocation Expenses is hereby amended to replace “$100,000” with “$190,000.”

2.	No Other Changes. Except as modified or supplemented by this Amendment, the Employment Agreement remains unmodified and in full force and effect.

3.	Miscellaneous.

(a)
Governing Law. This Amendment and the legal relations hereby created between the Parties shall be governed by and construed under and in accordance with the internal laws of the State of Colorado, without regard to conflicts of laws principles thereof. Executive shall submit to the venue and personal jurisdiction of the Colorado state and federal courts concerning any dispute for which judicial redress is permitted pursuant to this Amendment; however the Company is not limited in seeking relief in those courts.

(b)
Binding Effect. This Amendment is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign her rights or delegate her obligations hereunder without the prior written consent of the Company.

(c)	Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(d)
Savings Clause. If any provision of this Amendment or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Amendment or the Employment Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Amendment and the Employment Agreement are declared to be severable. Subject to the foregoing, upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Amendment so as to effect the original intent of the Parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent reasonably practicable.

IN WITNESS WHEREOF, the Parties have caused this Amendment to the Employment Agreement to be executed as of the date first above written.

RED ROBIN GOURMET BURGERS, INC.
By: /s/ Pattye L. Moore
Name: Pattye L. Moore
Title: Interim President & Chief Executive Officer
EXECUTIVE:
/s/ Lynn S. Schweinfurth
Lynn S. Schweinfurth